UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2014

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal, Inc. Announces First Quarter Results with a 471% Increase in Sales
SARNIA, ON--(Marketwired  April 29, 2014) - Lamperd Less Lethal (PINKSHEETS: LLLI) announced that it has improved its quarterly sales by 471% with the first delivery of its Ultra-Light 40MM Single-Shot Grenade Launcher to the Canadian federal government. On April 24, 2014 the Canadian Federal Government congratulated Lamperd for the delivery of the equipment, " that represents an increased level of protection for correctional officers and inmates alike by providing a safer more accurate platform utilization of less lethal options employed in containment and control situations." Remaining units will be delivered in late 2014.

LLLI's main distributor in Canada has a meeting set up with governmental departments in Canada on May 14, 2014 which LLLI has been invited to attend. Also, LLLI has scheduled a demonstration for a large foreign military force in June 2014. While receiving orders from these types of agencies takes a prolonged period of time, Lamperd is optimistic about receiving substantial sized orders from these parties during the remainder of 2014 which should lead the company into profitability.

These new single and multi-shot launchers have stirred considerable interest in the worldwide less lethal market. Several national governments, armed forces personnel, police and security agencies from around the world have recently contacted Lamperd with great interest in the new product line.

About the Company
Lamperd Less Lethal, Inc. is a manufacturer of less lethal weapons and ammunition for defensive purposes only. Lamperd has a range of products to fit all defensive purposes.
This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Lamperd Less Lethal
Barry Lamperd, President
(519) 344-4445

www.lamperdtraining.com

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: April 30, 2014